SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2020

OptimizeRx Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-38543	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	OPRX	Nasdaq Capital Market

SECTION 8- OTHER EVENTS

Item 8.01 Other Events

On June 16, 2020, Douglas Baker, Chief Financial Officer of OptimizeRx Corp. (the “Company”), adopted a Rule 10b5-1 stock trading plan (the "Plan"). The Plan was adopted in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company's insider trading policy. Mr. Baker adopted the Plan for personal financial management purposes, primarily to generate cash to pay taxes associated with stock compensation and exercise other incentive options over time in a systematic, nondiscretionary manner with the goal of minimal market impact.

Rule 10b5-1 permits corporate officers, directors and others to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders may gradually diversify their investment portfolios and spread stock trades over a period of time, regardless of any material, nonpublic information that they may receive after adopting their plans. In accordance with Rule 10b5-1, Mr. Baker will not have discretion over the periodic sales of his shares of Company common stock under the Plan.

Under the Plan, up to 41,667 of Mr. Baker’s Company common stock holdings, are expected to be sold into the marketplace by a broker, subject to satisfaction of certain conditions (including minimum sale price thresholds set at $15, $17, $18, $20, and $24 per share, which prices are all above the market price of $12.84 at the time of adoption) set forth in the Plan. It is expected that sales under the Plan will commence on or after July 16, 2020, and will be completed within one year. The maximum number of shares that could be sold over the twelve-month period represents approximately 47% of Mr. Baker’s current ownership of common shares, and approximately 16% of his total ownership position including options. The proposed sale represents less than 0.3% of the total OptimizeRx outstanding common stock.

Simultaneous with this 8K, Mr. Baker is filing a Form 144 related to the potential sale. Any transactions under the Plan will be disclosed publicly on Form 4 filings with the Securities and Exchange Commission. The Company does not undertake to report Rule 10b5-1 trading plans by other officers or directors of the Company in the future, or to report modifications or terminations of the Plan or any other such plans, whether or not the plan was publicly announced, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

/s/ Douglas Baker
Douglas Baker
Chief Financial Officer

Date July 10, 2020

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